STOCKHOLDERS AGREEMENT

                                    EX- 10.27

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as March 22, 1996 by and among Diagnostic Imaging Services, Inc., a Delaware corporation (the "Company "), Primedex Health Systems, Inc., a New York corporation (" PHS ") and Norman Hames, an individual ("NH") (collectively, the "Shareholders").

     WHEREAS, PHS and NH are holders of shares of common stock ("Common Stock") of the Company;

     WHEREAS, PHS and NH desire to secure the election of the nominees of PHS and NH to the Board of Directors of the Company as well as assure the Company that its transactions will always be in the best interest of the Company; and

     WHEREAS, PHS has entered into a Securities Purchase Agreement ("Agreement"), dated as of March 22, 1996, with tie Company, and PHS, under which PHS will invest a substantial amount in the Company; and a condition of closing the Securities Purchase Agreement is the execution and delivery by the Shareholders and the Company of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  VOTING AGREEMENT REGARDING SHARES.

         1.1 Agreement to Vote. Each Shareholder agrees on behalf of himself or itself and any of the following persons to whom the Shareholder may transfer shares of Common Stock owned or controlled by such Shareholder ("Shares"): (a) a member of his or her immediate family; (b) a trust established by the Shareholder for the benefit of the Shareholder or his or her immediate family by gift or inheritance; or (c) a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Shareholder (individually, an "Affiliated Transferee") to hold all of the Shares now held or subsequently acquired registered in his or its name subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

         1.2 Board of Directors. Each Shareholder shall vote his or its Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) so as to elect a four person board of which two nominees shall be designated by NH and two nominees by PHS, their respective successors, affiliates, or assigns shall also be so bound; and, in the event that any designated director shall not complete his term of office as a director and a successor director is to be elected, each Shareholder shall vote his or its Shares to elect as such successor director a nominee designated by the party whose appointed director's term is uncompleted, its successors, affiliates or assigns.

         1.3 Removal. On all matters relating to the removal of directors of the Company, each Shareholder shall vote his or its Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) to ensure that no director of the Company may be removed from the Board, with or without cause, except upon the prior written authorization or request of the appropriate appointing Shareholder.

         1.4 Conflicting Charter or By-Law Provisions. Each Shareholder shall vote his or her Shares (or shall consent pursuant to an action by written consent of the Company's shareholders), and shall take all other action necessary, to ensure that the Certificate of incorporation and By-Laws of the Company facilitate and do not at any time conflict with the provisions of this Agreement.

         1.5 Approval of Transactions. Each Shareholder shall vote his or its Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) on any issue put to the vote of the Company's shareholders in the manner which the Board of Directors of the Company recommends.

         1.6 Rights Assignable. NH and PHS may assign their respective rights and benefits under this Agreement to any person that acquires shares of Common Stock from them.

         1.7 Certain Types of Issue. So long as NH and Howard Berger, M.D. shall serve as directors of the Company, neither shall take nor recommend any material action involving the Company which is not approved by the other.

     2.  CONDITION PRECEDENT; TERMINATION.

         2.1 Condition Precedent to Obligations. The obligation of each party to this Agreement to perform its obligations under this Agreement shall be subject to the consummation and performance of the transactions contemplated by the Agreement.

         2.2 Termination of Rights regarding the Company. The rights of the Shareholders under this Agreement shall terminate upon the earliest to occur of
(i) with respect any individual Shareholder, the date on which such Shareholder or any Affiliated Transferee no longer owns more than five percent (5%) of the outstanding Shares, or (ii) the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to another entity.

     3.  LEGEND.

         3.1  Legend.   Each  certificate   representing  Shares  owned  by  any
Shareholder or transferred to any Affiliated Transferee shall be endorsed with the following legend:

         "THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT BY AND AMONG CERTAIN HOLDERS OF COMMON STOCK OF THE CORPORATION. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT. COPIES OF SUCH STOCKHOLDERS' AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE CORPORATION."

         3.2 Legend Removal. The legend referred to in Section 3.1 shall be removed (i) from every certificate upon termination of this Agreement in accordance with the provisions of Section 2 above or (ii) from any certificate representing Shares owned by any Shareholder or transferred to any Affiliated
Transferee that are transferred to a person other than a signatory to this Agreement.

         3.3 Cooperation with Filings. Each Shareholder shall cooperate fully with the Company with regard to any filings required under the Securities and Exchange Act of 1934, as amended, or any other federal or state securities law, rule or regulation, relative to such Shareholder's participation in this Agreement, which cooperation shall include, without limitation, the prompt response to written requests for information. Each Shareholder hereby agrees to indemnify and hold harmless the Company and their respective officers, directors, employees, shareholders and agents from and against any and all losses, damages, costs and expenses (including attorney's fees and other costs) and liabilities due or arising out of information such Shareholder shall provide to the Company pursuant to this Section 3.3 but only if such information included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.  MISCELLANEOUS.

         4.1 Representations. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

         4.2 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof, that money damages shall be inadequate for such breach, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         4.3 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

         4.4 Notices. All notice and other communications provided for herein shall be in writing and shall be delivered by hand, telecopied or sent by overnight, certified or registered mail, return receipt requested, postage prepaid, addressed in the manner set forth on the signature pages of this Agreement (or to such other address for a party as shall be specified in a notice given in accordance with this Section 4.4). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery or telecopied, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

         4.5 Benefit; Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties thereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

         4.6 Miscellaneous. This Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

         4.7 Severability. If any provisions of this Agreement shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction, or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity, enforceability or effect the other provisions of this Agreement, and this Agreement shall be construed as if the invalid or unenforceable provision were not contained herein, and the rights and obligations of the parties shall be construed and enforced accordingly.

         4.8 Amendments and Waivers. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Shareholders.

         4.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

         4.10 Governing Law. The agreement shall be governed by an construed in accordance with the laws of the state of California without regard to the choice of law provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have cause this Stockholders Agreement to be executed and delivered as of the date first above written.


                        DIAGNOSTIC IMAGING SERVICES, INC.


                                       By: /s/ Norman Hames
                             Norman Hames, President


                                       Address:  5730 Uplander Way
                                                       Suite 101
                                                       Culver City, CA 90230

SHAREHOLDERS


By: /s/ Norman Hames
     Norman Hames

Address: 5730 Uplander Way, Suite 100
         Culver City, CA 90230


PRIMEDEX HEALTH SYSTEMS, INC.


By: /s/ Herman Rosenman
     Herman Rosenman, President
     Norman Hames

Address: 1516 Cotner Avenue
         Los Angeles, CA 90025




14380GAZ.JGM